SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 of 15(d) of the
Securities Exchange Act of 1934

March 23, 2010
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Date of Report (date of earliest event reported)

American TonerServ Corp.
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Exact name of Registrant as Specified in its Charter

Delaware	333-120688	33-0686105
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State or Other Jurisdiction	Commission File	IRS Employer Identification
of Incorporation	Number	Number

420 Aviation Boulevard, Suite 103, Santa Rosa, California 95403
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Address of Principal Executive Offices, Including Zip Code

(800) 736-3515
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Registrant's Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

     On March 23, 2010, American TonerServ Corp. (the "Company") filed a Certificate of Designations, Preferences and Rights for Series E Convertible Preferred Stock ("Certificate of Designations") with the Delaware Secretary of State. The Certificate of Designation has the effect of amending the Company's Certificate of Incorporation. The Certificate of Designations provides for the issuance of up to 60,000 shares of Series E Convertible Preferred Stock ("Series E Shares").

     Holders of the Series E Shares shall be entitled to receive, when, as and if declared by the Board of Directors out of net profits or net assets legally available for the payment of dividends, cumulative cash dividends in the amount of $10.00 per annum, per share payable in cash on a quarterly basis ($2.50 per quarter), on a cumulative basis.

     During the first year, each Series E Share may be converted, at the option of the holder, into one thousand (1,000) shares of Common Stock (which reflects an initial conversion price of $0.125 per share of Common Stock), subject to anti-dilution adjustments.

     The holders of the Series E Shares will vote together with the holders of common stock on an "as if converted" basis including the election of directors. The holders of the Series E Shares will also be entitled to vote as a separate class as required by Delaware law. In addition, the consent of holders of at least a majority of the Series E Shares shall be required for any action which (i) adversely alters or changes the rights, preferences or privileges of the Shares, or (ii) creates any new class of shares having rights, preferences or privileges senior to the Shares.

     As of March 23, 2010, the Company has entered into binding agreements to issue 1,200 Series E Shares to two accredited investors at a price of $125.00 per share for cash of $150,000 in private transactions.

            A copy of the Certificate of Designations is filed as Exhibit 3.1 to this report.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

The exhibit identified below is filed as part of this report:

                  Exhibit 3.1       Certificate of Designations, Preferences and Rights
                                           of Series E Convertible Preferred Stock

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

 AMERICAN TONERSERV CORP.

Dated: March 29, 2010	By:	/s/ Ryan Vice
Ryan Vice, Chief Financial Officer